EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-172060) of Soupman, Inc. of our report dated December 15, 2015 with respect to the audited financial statements of Soupman, Inc. for the years ended August 31, 2015 and 2014.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 25, 2016